Exhibit 99.1

Stemline Therapeutics Reports Fourth Quarter 2014 Financial Results

NEW YORK, March 13, 2015 (GLOBE NEWSWIRE) — Stemline Therapeutics, Inc. (Nasdaq:STML), a clinical stage biopharmaceutical company developing novel drugs targeting cancer stem cells (CSCs) and tumor bulk, today reported financial results for the quarter ended December 31, 2014.

Ivan Bergstein, M.D., Stemline’s Chief Executive Officer, commented, “The last few months have been extremely productive for Stemline, highlighted by continued patient enrollment in our SL-401 and SL-701 trials, the in-licensing of SL-801, a novel, reversible XPO1 inhibitor, and the successful completion of a $68 million public offering.” Dr. Bergstein continued, “We look forward to an eventful 2015 with key data updates from our clinical programs. We are also financially well-positioned to achieve our objective of building a leading commercial-stage biopharmaceutical company.”

Fourth Quarter 2014 Financial Results Review

Stemline ended the fourth quarter of 2014 with $58.6 million in cash, cash equivalents and investments, as compared to $65.0 million as of September 30, 2014. In January 2015, the Company completed an equity offering raising $68 million in gross proceeds, bringing our cash position to approximately $120 million.

For the fourth quarter of 2014, Stemline had a net loss of $6.9 million, or $0.53 per share, compared with a net loss of $7.7 million, or $0.60 per share, for the same period in 2013. The net loss for full year 2014 was $28.8 million, or $2.23 per share, as compared with a net loss of $24.2 million, or $2.35 per share, in the prior year.

Research and development expenses were $5.1 million for the fourth quarter of 2014, which reflects a decrease of $0.5 million, or 10%, compared with $5.6 million for the fourth quarter of 2013. The decrease in expenses during the current quarter was primarily attributable to the decrease in pre-trial activities, including non-clinical, manufacturing, and regulatory related expenses, partially offset by an increase in clinical trial related costs.

General and administrative expense expenses were $2.0 million for the fourth quarter of 2014, which reflects a decrease of $0.4 million, or 15%, compared with $2.4 million for the fourth quarter of 2013. This reduction in costs was primarily attributable to a decrease in legal and financial consulting expenses.

About Stemline Therapeutics

Stemline Therapeutics, Inc. is a clinical stage biopharmaceutical company developing novel therapeutics that target both cancer stem cells (CSCs) and tumor bulk. Stemline is currently developing two clinical stage product candidates, SL-401 and SL-701, and a pipeline of preclinical candidates including SL-801 and SL-501. SL-401 is a targeted therapy directed to the interleukin-3 receptor (IL-3R) present on CSCs and tumor bulk of a wide range of hematologic cancers. Three multicenter clinical trials with SL-401 are currently open in the following indications: 1) blastic plasmacytoid dendritic cell neoplasm (BPDCN) and relapsed/refractory acute myeloid leukemia (AML), the BPDCN portion of which we have designed to serve as a registration trial; 2) AML patients in first complete remission (CR) with minimal residual disease (MRD); and 3) four types of advanced high-risk myeloproliferative neoplasms (MPN), including systemic mastocytosis, advanced symptomatic hypereosinophilic disorder, myelofibrosis, and chronic myelomonocytic leukemia. Additional SL-401 studies are currently planned in myeloma and certain other lymphomas and leukemias. SL-701 is an enhanced immunotherapy designed to activate the immune system to attack tumors. A multicenter clinical trial with SL-701 is currently open and accruing adult patients with glioblastoma multiforme (GBM) in first recurrence. Additional SL-701 studies are currently planned in pediatric high-grade glioma. Preclinical candidates being advanced toward investigational new drug (IND) filings include SL-801, a novel, oral small molecule reversible inhibitor of XPO1, being developed for solid and hematologic cancers, and SL-501, a next generation IL-3R targeted therapy, being developed for oncologic and certain autoimmune indications. For more information about Stemline Therapeutics, visit www.stemline.com.

Forward-Looking Statements

Some of the statements included in this press release may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The factors that could cause our actual results to differ materially include: the success and timing of our preclinical studies and clinical trials, including site initiation, internal review board approval, scientific review committee approval, and patient accrual; our plans to develop and commercialize our product candidates; our available cash; our ability to obtain and maintain intellectual property protection for our product candidates; the ability of our product candidates to successfully perform in clinical trials; our ability to manufacture; the performance of third-party manufacturers, clinical research organizations, clinical trial sponsors and clinical trial investigators; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Contact

Investor Relations

Stemline Therapeutics, Inc.

750 Lexington Avenue

Eleventh Floor

New York, NY 10022

Tel: 646-502-2307

Email: investorrelations@stemline.com

Table 1. Stemline Therapeutics, Inc. - Balance Sheets

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$25,007,217	$44,200,420
Short-term investments	28,976,147	—
Related party receivable	—	199,615
Prepaid expenses and other current assets	1,636,808	292,916
Total current assets	55,620,172	44,692,951
Furniture and fixtures, net	230,000	383,333
Long-term investments	4,644,820	40,204,912
Total assets	$60,494,992	$85,281,196
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$4,473,842	$5,013,808
Total current liabilities	4,473,842	5,013,808
Deferred grant revenue	607,999	643,000
Total liabilities	5,081,841	5,656,808
Stockholders’ equity:
Preferred stock $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding at December 31, 2014 and 2013	—	—
Common stock $0.0001 par value, 33,750,000 shares authorized at December 31, 2014 and 2013, 13,285,232 shares issued and outstanding at December 31, 2014 and 13,095,726 shares issued and outstanding at December 31, 2013	1,329	1,310
Additional paid-in capital	115,604,563	111,032,619
Accumulated other comprehensive income (loss)	3,000	(43,775)
Accumulated deficit	(60,195,741)	(31,365,766)
Total stockholders’ equity (deficit)	55,413,151	79,624,388
Total liabilities and stockholders’ equity (deficit)	$60,494,992	$85,281,196

Table 2. Stemline Therapeutics, Inc. - Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Grant revenue	$121,429	71,000	$335,287	71,000
Operating expenses:
Research and development	5,053,862	$5,608,835	21,240,599	$16,178,744
General and administrative	2,030,044	2,379,174	8,084,580	7,871,719
Total operating expenses	7,083,906	7,988,009	29,325,179	24,050,463
Loss from operations	(6,962,477)	(7,917,009)	(28,989,892)	(23,979,463)
Other income	164	250,039	3,607	280,687
Other expense	—	—	—	—
Interest expense	—	(11,834)	—	(516,871)
Interest income	30,119	12,101	156,310	19,136
Net loss from operations	(6,932,194)	(7,666,703)	(28,829,975)	(24,196,511)
Net loss attributable to common stockholders	$(6,932,194)	$(7,666,703)	$(28,829,975)	$(24,196,511)
Net loss attributable to common stockholders per common share:
Basic and Diluted	$(0.53)	$(0.60)	$(2.23)	$(2.35)
Weighted-average shares outstanding: Basic and Diluted	12,980,135	12,763,808	12,936,741	10,317,351